Exhibit 99.1

Pixelworks Announces Investment by Strategic Investors in China

SAN JOSE, Calif., October 22, 2020 - Pixelworks, Inc. (NASDAQ: PXLW) (the “Company”), a leading provider of innovative video and display processing solutions, today announced that on October 19, 2020 it entered into a Securities Purchase Agreement with MTM-Xinhe Investment Limited, a consortium of strategic investors from the Chinese semiconductor and mobile eco-system, pursuant to which Pixelworks would issue and sell in a private placement 3,200,000 shares of its common stock, representing approximately 7% of Pixelworks’ outstanding shares, in exchange for approximately $6.6 million dollars. The transaction is expected to close in November of 2020.

As a shareholder of Pixelworks, MTM-Xinhe Investment Limited intends to leverage its resources and relationships to help Pixelworks establish new strategic partnerships, expand its mobile visual processor customer base, rapidly grow its business in China, as well as offer potential future investment support.

President and CEO of Pixelworks, Todd DeBonis, commented, “This investment by MTM-Xinhe serves as further validation of the interest and expanding opportunity for our technology in the China market, while underscoring our strategic growth initiatives focused on this region to drive our future success. Additionally, having a domestic investment firm hold a meaningful equity position will further enhance our customer relationships with local OEMs and ODMs as well as encourage additional local support of Pixelworks China operations."

Further details about the transaction, including a complete copy of the agreement, are available in the Form 8-K filed by the Company today.

About MTM-Xinhe Investment Limited
MTM-Xinhe Investment Limited is a consortium of strategic investors from the Chinese semiconductor and mobile eco-system with deep industry experience, relationship and expertise. These investors have invested in a broad portfolio of companies including handset OEM/ODM, PMIC, IMU, ISP, ToF Sensor and MEMS devices. The fund management team consists of investment professionals and technology experts from the semiconductor industry, research institutions, and Tsinghua University, with more than ten years of experience in M&A and post-investment management of cross-border semiconductor projects, having led and participated in global M&A transactions such as the public take-over of Okmetic and the buy-out of STATS ChipPAC. The team also has extensive experience in taking companies public in the new Chinese STAR Board Exchange.

About Pixelworks
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company’s web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Investor Contact:
Brett L Perry
Shelton Group
P: 214-272-0070
E: bperry@sheltongroup.com

Company Contact:
Pixelworks, Inc.
E: info@pixelworks.com

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the expected closing of the financing, the various future efforts of MTM-Xinhe Investment Limited to aid the Company, and the Company’s anticipated growth in business and customers in China. All statements other than statements of historical fact are forward-looking statements for purposes of this release. Such statements are based on management's current expectations, estimates and projections about the company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: any failure to meet any of the closing conditions for the financing transaction, including obtaining all required regulatory approvals; the success of the efforts of MTM-Xinhe Investment Limited in aiding the Company; Company’s ability to execute on its strategy; competitive factors; the success of the Company’s products in China and other markets; current global economic challenges; changes in the consumer electronics market; seasonality in the consumer electronics market; the Company’s efforts to achieve profitability from operations; its limited financial resources; and its ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2019 as well as subsequent SEC filings. The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.